LOAN AMENDMENT AND FORBEARANCE AGREEMENT
                    ----------------------------------------


         THIS AMENDMENT AND FORBEARANCE AGREEMENT (the "FORBEARANCE AGREEMENT") is dated as of November 3, 1999, by and among Consumer Portfolio Services, Inc., a California corporation (the "BORROWER"), and State Street Bank and Trust Company as agent and lender ("STATE STREET"), The Structured Finance High Yield Fund, LLC, as lender and The Prudential Insurance Company of America, as lender. Said lenders are sometimes herein collectively referred to as the "LENDERS" and each individually a "LENDER". State Street in its capacity as agent for the Lenders hereunder and under each of the Loan Documents is sometimes herein referred to as the "AGENT".

                              PRELIMINARY STATEMENT
                              ---------------------

         This Forbearance Agreement (i) amends certain provisions of that certain Residual Interest in Securitizations Revolving Credit and Term Loan Agreement dated as of April 30, 1998 by and among the Borrower, State Street, for itself and as Agent, and the Lenders (as amended by a certain letter agreement dated November 2, 1998 by and between the Borrower, the Agent and the Lenders, as further amended by the Second Amendment Agreement dated November 17, 1998 by and between the Borrower, the Agent and the Lenders, as further amended by the Third Amendment Agreement and Confirmation of Security Documents dated April 15, 1999 by and between the Borrower, the Agent and the Lenders, as further amended by a certain letter agreement dated May 28, 1999 by and between the Borrower, the Agent and the Lenders, as further amended by a certain letter agreement dated August 25, 1999 by and between the Borrower, the Agent and the Lenders, as further amended by a letter agreement dated September 3, 1999 by and between the Borrower, the Agent and the Lenders, all as further amended by this Forbearance Agreement, the "LOAN AGREEMENT") and (ii) amends certain provisions of that certain Pledge and Security Agreement dated as of April 30, 1998 by and among the Borrower, State Street, for itself and as Agent, and the Lenders (as amended by and through to the date hereof, the "PLEDGE AND SECURITY AGREEMENT", together with all other Loan Documents heretofore executed in connection with the Loan Agreement. Certain capitalized terms relating to the transactions contemplated by this Forbearance Agreement are defined in Section 4.16 below. Other capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

         The Borrower is in default of its obligations to the Lenders by reason of the occurrence of the Events of Default listed on EXHIBIT A hereto (collectively, the "EXISTING EVENTS OF DEFAULT"). Notwithstanding the occurrence of the Existing Events of Default, the Borrower has requested that the Lenders forbear from exercising their rights and remedies with respect to the Existing Events of Default and amend the Loan Documents on the terms set forth herein. The Lenders are willing, subject to the terms and conditions set forth herein (including without limitation the grant of various waivers set forth below), to forbear from exercising their rights in respect of the Existing Events of Default and to amend the Loan Agreement and the Pledge and Security Agreement as and to the extent herein provided.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of this Forbearance Agreement, the parties agree as follows:

         SS.1. CONFIRMATION OF INDEBTEDNESS. The Borrower owes the Lenders $28,875,000 in respect of the outstanding principal balance of the Loans as of the date of this Forbearance Agreement, and as of November 1, 1999, accrued and unpaid interest thereon in the amount of $141,578.04, with a PER DIEM interest charge as of November 1, 1999 of $8,221.36 and $7,792.36 of unpaid fees and unreimbursed expenses. The total amount of the Borrower's indebtedness and obligations to the Lenders evidenced by and/or related to the Loan Agreement, the Notes, the Security Documents and each agreement and instrument executed in connection therewith (collectively with this Agreement and any agreement or instrument executed in connection herewith, and as the same have been or may hereafter be amended and/or restated from time to time, the "LOAN DOCUMENTS"), including without limitation principal, interest and reasonable fees and reasonable expenses of counsel is, by the execution hereof by the Borrower, ratified, confirmed and approved by the Borrower in all respects (the indebtedness and obligations referred to in this sentence and all obligations of the Borrower to the Lenders under this Agreement, in each case whether now existing or hereafter arising and whether incurred before or after the filing of any reorganization petition, are hereinafter referred to collectively as the "OBLIGATIONS"). The Borrower acknowledges and agrees that (i) the Obligations are valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, and (ii) the Obligations are due and payable in full and the Borrower is presently obligated to pay the amounts referred to in the first sentence of this SS.1 and all of its other existing Obligations in accordance with the terms of the Loan Documents, all without any further demand, notice or claim by the Lenders. Without limiting the foregoing, the Borrower acknowledges and agrees that the Lenders have no forbearance obligation whatsoever except as expressly provided in this Forbearance Agreement. The Borrower further acknowledges and agrees that the value of the Collateral (as defined below) securing the Obligations is substantially in excess of the amount of the Obligations.

         SS.2. RATIFICATION AND CONFIRMATION OF SECURITY. The Borrower acknowledges, confirms and agrees that all of the Obligations are and shall be secured by and entitled to the benefits of each of the Security Documents and that the liens granted to the Agent on behalf of the Lenders thereunder remain valid, perfected liens, enforceable against the Borrower and shall extend to all Collateral acquired or arising and Obligations incurred following the filing of any reorganization petition. To the extent any Security Document does not currently provide that the Obligations constitute "Obligations" and/or "Secured Obligations" for purposes thereof, such Security Document is hereby amended to provide for the same. The Borrower acknowledges, confirms and agrees that, except for certain specific equipment on which vendors have existing purchase money liens, the Lenders have and shall retain a first priority perfected security interest in and lien on all of the Borrower's tangible and intangible personal properties and assets, whether now existing or hereafter acquired or arising (collectively, the "COLLATERAL"). The Borrower agrees to take, or cause to be taken, all actions requested by the Lenders in order to create, maintain, renew and/or perfect the Lenders' security interest in the Collateral.

         SS.3.  DELIBERATELY OMITTED.

         SS.4. AMENDMENTS TO LOAN AGREEMENT. The Borrower wishes to amend and supplement the Loan Agreement to (i) amend the Maturity Date and amortization schedule for the Loans; (ii) decrease the Total Commitment from $33,333,333 to $29,562,500; (iii) change the interest rate on the Notes; and (iv) make certain other changes in the Loan Agreement. The Lenders are willing, subject to the terms and conditions set forth herein, to agree to amend the Loan Agreement as aforesaid on the terms herein provided.

         4.1 AMENDMENT TO SECTION 1. Subsections 1.1 through 1.8 of the Loan Agreement are hereby amended by deleting them in their entireties and replacing them with the following new subsections:

                  "1.1 RECITALS; COMMITMENTS. The Company wishes to establish a term loan with the Lenders in an aggregate principal amount at any one time outstanding not in excess of Twenty-Nine Million Five Hundred Sixty-Two Thousand Five Hundred Dollars ($29,562,500) (the "AMENDED TERM LOAN FACILITY"), to expire September 15, 2000 or on such earlier date as may be determined in accordance with SECTION 8.3.

                  Each Lender is severally willing to make such loans to the Company, subject to the terms and conditions hereafter set forth, in the following maximum amounts at any one time outstanding set forth opposite each Lender's name (each of such amounts being hereinafter called each Lender's "COMMITMENT", and collectively for all of the Lenders, the "TOTAL COMMITMENT") and in the respective percentages set forth opposite each Lender's name which shall be applicable to such loans hereunder (hereinafter such Lender's "PERCENTAGE"):

            LENDER                          COMMITMENT        PERCENTAGE
            ------                          ----------        ----------

        State Street Bank                   $14,781,250          50.0%
        and Trust Company

        The Structured Finance              $ 4,434,375          15.0%
        High Yield Fund, LLC

        The Prudential Insurance            $10,346,875          35.0%
                                            -----------         ------
        Company of America

              TOTAL                         $29,562,500         100.0%
                                            ===========         ======

         1.2 AVAILABLE TERM LOAN COMMITMENT; BORROWING BASE; MECHANICS OF BLOCKED ACCOUNT; BORROWING BASE Reports.

         (a) The Lenders hereby establish the Amended Term Loan Facility in an aggregate principal amount not to exceed the Total Commitment. Under the Amended Term Loan Facility, subject to the terms and conditions hereof, the Company may have outstanding, from time to time, an aggregate principal amount at any one time not in excess of the Available Term Loan Commitment in effect on such date. As used herein, the term "AVAILABLE TERM LOAN COMMITMENT" shall mean, as of any date of determination prior to the Maturity Date, the lesser of (i) the Total Commitment or (ii) the Borrowing Base. As used herein, the term "BORROWING BASE" shall mean, as of any date of determination, an amount equal to the LEAST of:

         (A) 80% of the Company's (and/or CPSRC's) interest in Investments in Credit Enhancements relating to Eligible Securitization Transactions (without duplication); or

         (B) 65% of the Lenders' Value Model; or

         (C) 8% of the aggregate outstanding Certificate Balance relating to Eligible Securitization Transactions;

in each instance as reported on the most recently submitted Borrowing Base Report. Each such loan pursuant to the Amended Term Loan Facility is herein called an "AMENDED TERM LOAN" and such borrowings are collectively called the "AMENDED TERM LOANS". The Company agrees that regardless of the amount of availability hereunder, the Lenders shall not under any circumstances be obligated to make any additional Loans hereunder.

         (b) DELIBERATELY OMITTED.

         (c) MECHANICS OF BLOCKED ACCOUNT. Pursuant to the Eligible Securitization Transaction Documents (including, but not limited to, the Irrevocable Payment Directives), and the documents governing any additional Eligible Securitization Transaction(s) and any other notices, agreements or documents necessary, the Company shall cause (i) the trustee, depository or paying agent maintaining any Spread Account or other account from which Base Servicing Fees relating to any transaction in the Company's aggregate servicing portfolio are to be released or paid to the Company (or any Subsidiary), to release such proceeds directly to the Blocked Account, (ii) CPSRC to make any and all distributions and to pay any dividends or other amounts of any kind or nature from time to time made or paid from CPSRC to the Company to be paid directly to the Blocked Account and (iii) the Company to provide (by, among other things, notifying each of its account debtors to remit payment of all invoices directly to the Blocked Account) that all of its receipts, including but not limited to, Base Servicing Fees, origination fees, proceeds from the sale of loans or any other assets of the Company, and the release of any amount relating to any transaction including but not limited to "holdback" purchase price, are sent directly to the Blocked Account, PROVIDED that the Company shall NOT be obligated to send to the Blocked Account (i) any origination fees arising from the Pass Through Sale to Fairlane, (ii) loan payments received by the Company in the ordinary course of business relating to Automobile Contracts that are owned by the Company, and (iii) loan payments received by the Company in the ordinary course of business relating to Automobile Contracts that are serviced but not owned by the Company (collectively, (i), (ii) and (iii) shall be referred to herein as the "EXCLUDED ITEMS" and (III) shall be referred to as the "NON-OWNED EXCLUDED ITEM"). On the 15th day of each month, prior to the occurrence of a Forbearance Event of Default, the Agent shall apply the funds on deposit in the Blocked Account to pay the amounts due under this Agreement in accordance with subsections 1.3, 1.5 and 1.8 below. After the occurrence of a Forbearance Event of Default, the Agent shall apply the funds on deposit in the Blocked Account in accordance with subsection 1.7.

         (d) DELIBERATELY OMITTED.

         (e) BORROWING BASE REPORTS. On the later of (i) the 12th business day of each month and (ii) one business day prior to the 15th day of the month, or the next succeeding Banking Day if the 12th business day of any month is not a Banking Day (or after and during the continuance of a Default, on such more frequent basis as the Majority Lenders may from time to time specify by notice to the Company), the Company shall deliver to the Lenders a Borrowing Base Report, substantially in the form of EXHIBIT A hereto (the "BORROWING BASE REPORT"), each such Borrowing Base Report to set forth in reasonable detail the information specified therein as of the close of business on the immediately preceding month-end, and shall be signed by the Chief Executive Officer, President, any Vice-President and/or Chief Financial Officer of the Company. Such Borrowing Base Reports may be delivered by overnight mail, courier, telex, telecopy or other facsimile transmission. Each Borrowing Base Report will set forth, in such detail as the Lenders may from time to time reasonably require, the Borrowing Base calculated in accordance with SUBSECTION 1.2(a) above.

         1.3  AMENDED TERM NOTES; INTEREST.

         (a) FORM OF AMENDED TERM NOTE. The Amended Term Loans made by each Lender pursuant to SECTION 1 shall not exceed such Lender's Commitment and shall be evidenced by an amended term note of the Company in a principal amount equal to such Lender's Commitment and in the form attached hereto as EXHIBIT B-1. There shall be one (1) note payable to the order of each Lender (each such note being herein called an "AMENDED TERM NOTE" and all such notes being herein collectively called the "AMENDED TERM NOTES").

         (b) INTEREST RATE. Each Amended Term Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance thereof at a rate per annum determined as follows:

              (i) the per annum rate for any portion of the outstanding principal balance of the Amended Term Notes which is not the subject of a LIBOR Option shall be equal to the Prime Rate plus one and three quarters percent (1 3/4%) (the "APPLICABLE PRIME RATE"); and

              (ii) the per annum rate for any LIBOR Portion shall be equal to the LIBOR Rate plus five percent (5%) (the "APPLICABLE LIBOR RATE"). It is agreed that all Loans shall be subject to the LIBOR Option unless the Lenders agree otherwise.

         (c) INTEREST PAYMENT DATE. Interest on the Amended Term Notes shall be payable monthly in arrears on the fifteenth day of each month (or the next succeeding Banking Day, if such day of any month is not a Banking Day), commencing on the first such date next succeeding the date of issuance, and at maturity (whether by acceleration or otherwise) and subject to the additional default rate provided for in subsection 1.10. Notwithstanding anything contained herein or any other Loan Document to the contrary, in no event shall the amount paid or agreed to be paid by the Company as interest on the Amended Term Notes exceed the highest lawful rate permissible under any law applicable thereto.

         1.4  DELIBERATELY OMITTED.

         1.5  AMORTIZATION OF AMENDED TERM LOANS; MATURITY DATE.

         (a) In addition to the Company's ongoing obligation to pay accrued interest on the Amended Term Loans pursuant to subsection 1.3, the Company shall repay the outstanding principal balance of the Amended Term Notes in consecutive monthly installments, due and payable on the fifteenth day of each month (or the next succeeding Banking Day, if such day of any month is not a Banking Day) as set forth in the table below. The Agent is hereby authorized to apply amounts in the Blocked Account against principal and interest due on the Notes on the fifteenth day of each month. Such monthly payments from the Blocked Account shall commence on November 15, 1999.


                  AMENDED TERM LOAN PRINCIPAL PAYMENT DATES                          PRINCIPAL PAYMENT DUE
                  -----------------------------------------                          ---------------------

                  October 21, 1999                                                               $ 687,500

                  November 15, 1999                                                              2,000,000

                  December 15, 1999                                                              2,000,000

                  January 15, 2000                                                               3,000,000

                  February 15, 2000                                                              3,000,000

                  March 15, 2000                                                                 3,000,000

                  April 15, 2000                                                                 3,000,000

                  May 15, 2000                                                                   3,000,000

                  June 15, 2000                                                                  3,000,000

                  July 15, 2000                                                                  3,000,000

                  August 15, 2000                                                                3,000,000

                  September 15, 2000                                                               875,000
                                                                                               -----------
                       TOTAL:                                                                  $29,562,500
                                                                                               ===========

         (b) Subject to acceleration pursuant to SECTION 8, the full outstanding balance of principal and accrued but unpaid interest on the Amended Term Loans shall be due on September 15, 2000 (the "MATURITY DATE").

         1.6  DELIBERATELY OMITTED.

         1.7 APPLICATION OF FUNDS DEPOSITED INTO BLOCKED ACCOUNT AFTER EVENT OF DEFAULT. From and after the occurrence of a Default or Forbearance Event of Default, such Default or Forbearance Event of Default not having previously been remedied or cured in accordance with SECTION 12 below, and without prejudice to any other rights or remedies of the Agent or the Lenders, all amounts paid into the Blocked Account from whatever source shall be applied by the Agent as follows:

         FIRST, to the payment of the reasonable costs and expenses incurred by the Agent and the Lenders in connection with such Default or Forbearance Event of Default;

         SECOND, to the payment in full of all accrued and unpaid interest due and owing on the Notes;

         THIRD, to the payment in full of all unpaid principal of the Notes; and FOURTH, to the payment in full of all other amounts owed by the Borrower to the Agent or any Lender pursuant to any Loan Document.

The Agent's application of amounts paid into the Blocked Account in accordance with this SUBSECTION 1.7 shall not affect, limit or impair in any manner the rights and remedies of the Agent or the Lenders set forth in SUBSECTION 8.2 below.

         1.8 PREPAYMENTS; REPAYMENT OF OUTSTANDING LOANS IN EXCESS OF AVAILABLE COMMITMENT.

         (a) VOLUNTARY PREPAYMENT. On at least three (3) Banking Days' prior written notice to each Lender, the Company may, at its option, prepay the Amended Term Notes in whole at any time or in part from time to time, without a premium or penalty of any kind attributable to such prepayment. Any optional prepayment of the Notes in part shall be in an aggregate principal amount of not less than $300,000 to all of the Lenders. Any prepayment in full of the Amended Term Notes shall be made together with accrued interest on the amount prepaid to the date of such prepayment and all other fees and expenses due the Lenders, including, but not limited to, the LIBOR Premium, if applicable.

         (b) MANDATORY PREPAYMENTS.

             (i) If at any time the aggregate outstanding principal amount of the Amended Term Loans exceeds the Available Term Loan Commitment, the Company will immediately repay the Amended Term Notes, without penalty or premium, except the LIBOR Premium, if applicable, in an amount necessary to cause the outstanding principal amount of the Amended Term Loans not to exceed the Available Term Commitment. Prepayments of the Amended Term Notes will be applied in inverse order of maturity.

             (ii) On or prior to the date seven (7) days after the execution of the Forbearance Agreement and thereafter on the 15th of each calendar month (the "ACTUAL MONTH") the Company shall make a mandatory prepayment on the Amended Term Notes in the amount of fifty percent (50%) of the Company's Net Free Cash Flow for that month (the "CASH FLOW PAYMENT"). The "NET FREE CASH FLOW" for each month shall equal (A) the sum of the Company's actual cash receipts from the sixteenth day of the previous month through the fifteenth day of the Actual Month, such cash receipts to include but not be limited to (1) Base Servicing Fees; (2) origination fees paid to the Company; (3) cash released from any Spread Account whether released to the Company or any Subsidiary; (4) proceeds from the Company's sale of any loans or any other sale of assets; and (5) the release of any "holdback" purchase price or any other amounts to the Company relating to any transaction, LESS (B) the Company's projected cash uses for the Actual Month in accordance with the schedule set forth below.


                            MONTH             BORROWER'S PROJECTED CASH USES

                      October 1999                                $6,588,026

                      November 1999                               $8,692,904

                      December 1999                               $9,502,440

                      January 2000                                $9,000,674

                      February 2000                               $8,964,151

                      March 2000                                  $8,459,381

                      April 2000                                  $8,416,607

                      May 2000                                    $8,374,398

                      June 2000                                   $8,332,898

                      July 2000                                   $8,306,898

                      August 2000                                 $8,270,743

                      September 2000                              $6,210,517

         It is expressly agreed that the term "Net Free Cash Flow" SHALL include the Excluded Items other than the Non-Owned Excluded Item, PROVIDED that the calculation of Net Free Cash Flow as of any month will include the Excluded Items (other than the Non-Owned Excluded Item) received by the Company from the first day of the previous month through the last day of the previous month.

         (c) DELIVERY OF EXCESS CASH FLOW CERTIFICATE. On the execution date of the Forbearance Agreement and thereafter on the 15th day of each calendar month, the Company shall submit to the Agent an Excess Cash Flow Certificate, certified by an appropriate officer of the Company, in the form of EXHIBIT B-2. No funds will be released to the Company from the Blocked Account until the Agent has received an executed Excess Cash Flow Certificate for the month."

         4.2 AMENDMENT TO SUBSECTION 1.9. Subsection 1.9 of the Loan Agreement (Security) is hereby amended by deleting the figure "$1,000,000" where it appears in subsection (f) thereof and replacing it with the figure "$1,660,000".

         4.3 AMENDMENT TO SECTION 3.19. Section 3.19 of the Loan Agreement (Chief Executive Offices, Principal Place of Business, Real Property Owned or Leased) is hereby amended by changing the address that appears therein to "16355 Laguna Canyon Road, Irvine, California 92618".

         4.4 AMENDMENT TO SUBSECTION 5.1. (i) Subsection 5.1 of the Loan Agreement (Financial Statements) is hereby amended by deleting clause (a) thereof in its entirety and replacing it with the following new clause (a):

             "(a) Within 90 days after the end of each fiscal year of the Company, (i) the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year; (ii) the related audited consolidated and consolidating statements of income and surplus and cash flows for such year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with (A) the opinion thereon of independent public accountants selected by the Company and satisfactory to the Lenders, which opinion shall be in a form generally recognized as unqualified and shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting; and (B) a management letter from such independent public accountants indicating that the Company has the appropriate accounting systems and personnel in place, and that such accounting systems are performing adequately; and (iii) a Compliance Certificate substantially in the form of EXHIBIT D attached hereto (the "COMPLIANCE CERTIFICATE") signed by a principal officer of the Borrower and certifying that no event or condition which constitutes a Default or Forbearance Event of Default or Credit Trigger exists, and demonstrating the calculations used to determine compliance with the financial covenants listed in such Compliance Certificate;"

         (ii) Subsection 5.1 of the Loan Agreement is further amended by deleting clause (b) thereof and replacing it with the following new clauses (b),
(bb), (bbb) and (bbbb):

                  "(b) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Company, (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, and (ii) the related unaudited consolidated and consolidating statements of income and surplus and cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, all in reasonable detail and signed by a principal officer of the Company;

                  (bb) no later than the seventh (7th) business day of every month, a Pool Summary report substantially in the form attached hereto as EXHIBIT F (the "POOL SUMMARY REPORT");

                  (bbb) no later than the twentieth business day of every month
         (1) unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of the prior month and related unaudited consolidated and consolidating statements of income and surplus and cash flows for such period, prepared by the Company or its independent public accountants, but in any event, certified by an authorized officer of the Company, (2) a Compliance Certificate signed by a principal officer of the Company and (3) the Company and the Subsidiaries' accounts payable listing as of the previous month-end;

                  (bbbb) within 30 days after the end of each month, a copy of the Company's monthly financial statement package for the immediately preceding month, such monthly financial statement package to contain statistical information on the financial performance of all securitization transactions including, but not limited to, the Eligible Securitization Transactions, and to be substantially in the form currently produced by the Company, with such changes as are reasonably satisfactory to the Lenders;"

         (iii) Subsection 5.1 of the Loan Agreement is further amended by adding a new clause (k) to the end thereof as follows:

                  "(k) Each Wednesday the Company shall submit to the Agent (i) a report of the Company's actual cash receipts and disbursements as compared to the Company's projections, for the previous week and (ii) a weekly forecast of the Company's cash disbursements and receipts for the next twelve weeks."

         4.5 AMENDMENT TO SUBSECTION 5.7. Subsection 5.7 of the Loan Agreement (Maintenance of Blocked Account; Eligible Securitization Transaction Documents; Agreements to Hold in Trust) is hereby amended by deleting it in its entirety and replacing it with the following:

         "5.7 MAINTENANCE OF BLOCKED ACCOUNT; ELIGIBLE SECURITIZATION TRANSACTION DOCUMENTS; AGREEMENT TO HOLD IN TRUST.

                  (i) As of the Closing Date, the Company will (a) establish a blocked account arrangement (the "BLOCKED ACCOUNT") with the Agent and
         (b) execute and cause to be executed by all necessary parties all such agreements, instruments or notices as may be deemed necessary (1) by the Lenders or the trustee or paying agent under each Eligible Securitization Transaction so as to ensure that such trustee or paying agent is directed to make payments due the Company directly to the Blocked Account and (2) by the Lenders and any other necessary third parties, included but not limited to account debtors, so as to ensure that all of the Borrower's receipts, including but not limited to, Base Servicing Fees, origination fees paid to the Company, cash released from any Spread Account, whether released to the Company or any Subsidiary, proceeds from the Company's sale of any loans or any other assets and the release of "holdback" purchase price or any other amount relating to any transaction, are sent directly by the applicable payor to the Blocked Account, PROVIDED that the Company is not obligated to forward the Excluded Items to the Blocked Account. The Company agrees to contact each of its account debtors (other than account debtors related to the Excluded Items unless such account debtors owe amounts to the Company unrelated to the Excluded Items) in writing within twenty (20) days of the execution of the Forbearance Agreement and notify the account debtors to remit all payments to the Blocked Account. All agreements, documents or instruments now or hereafter necessary to ensure that the Collateral and all proceeds thereof will be deposited directly into the Blocked Account, and to otherwise give effect to the transactions contemplated by this Agreement, including but not limited to, the Irrevocable Payment Directives, are referred to herein collectively as the "ELIGIBLE SECURITIZATION TRANSACTION DOCUMENTS".

                  (b) To the extent that notwithstanding the foregoing, the Company or CPSRC receives any amounts directly (relating to an Eligible Securitization Transaction or otherwise), which should have been deposited in the Blocked Account, the Company will, and will cause CPSRC to, hold the same in trust for the Lenders immediately upon receipt thereof, and deliver the same to the Agent in the form received, together with the Company's or CPSRC's (as the case may be) endorsement thereon where necessary to permit collection thereof for deposit into the Blocked Account."

         4.6 AMENDMENT TO SUBSECTION 6.1. (i) Subsection 6.1 of the Loan Agreement (Indebtedness) is hereby amended by deleting the existing subsection
(e) thereof and replacing it with the following:

         "(e) Unsecured Subordinated Debt consented to in writing by the Lenders, PROVIDED that at the time of delivery of any such written consent, the Lenders will decide, in their sole discretion, whether the proceeds of such Subordinated Debt must be delivered to the Blocked Account pursuant to subsection 1.2(c) hereof;"

(ii) Subsection 6.1 of the Loan Agreement is further amended by adding the following subsections (n) and (o) thereto:

         "(n) Contingent Indebtedness relating to the Company's obligation, under certain limited circumstances, to repurchase certain retail installment contracts sold by Fundco and Wareco to each of the following entities: (i) Customized Auto Credit Services, Inc. pursuant to an Asset Purchase Agreement dated on or about May 28, 1999 (the "GE SALE"); (ii) NuVell Credit Corporation pursuant to a Sale and Purchase Agreement dated on or about August 25, 1999 (the "NUVELL SALE"); (iii) Crescent Bank and Trust pursuant to a Purchase and Sale Agreements dated on or about August 25, 1999 and August 30, 1999 (collectively, the "CRESCENT SALE"); and (iv) Fairlane Credit LLC pursuant to an Agreement to Purchase Retail Installment Contracts dated on or about September 3, 1999 (the "FAIRLANE SALE"); and

         (o) Contingent Indebtedness relating to the Company's obligation, under certain limited circumstances, to repurchase retail installment contracts sold to Fairlane Credit LLC ("FAIRLANE") pursuant to the Contract Sale Agreement dated May 1999 by and between the Company and Fairlane (the "PASS THROUGH Sale")."

         4.6A AMENDMENT TO SUBSECTION 6.1. Subsection 6.1(f) of the Loan Agreement (Indebtedness) is hereby amended by deleting the figure "$5,000,000" where it appears therein and replacing it with the figure "$5,500,000".

         4.7 AMENDMENT TO SUBSECTION 6.2. Subsection 6.2 of the Loan Agreement (Liens; etc.) is hereby amended by adding the following clause (iii) to the end thereof:

         "(iii) , PROVIDED further that the aggregate principal amount of indebtedness secured by all such liens incurred after September 30, 1999 shall at no time exceed $500,000."

         4.8 AMENDMENT TO SUBSECTION 6.5. Subsection 6.3 of the Loan Agreement (Loans, Guarantees and Investments) is hereby amended by adding the subsection
(g) thereto:

         "(g) Investments consisting of the Company's purchase of up to $1,000,000 (face value) of RISRS for retirement on or before January 1, 2000, subject to the limitations in subsection 6.5."

         4.9 AMENDMENT TO SUBSECTION 6.5. Subsection 6.5 of the Loan Agreement (Restricted Payments) is hereby amended by deleting it in its entirely and replacing it with the following:

                  "6.5 RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor if at the time of such proposed action or immediately after giving effect thereto, any Default or Event of Default exists, AND unless expressly permitted by this subsection 6.5.

                  As used herein, the term "RESTRICTED PAYMENTS" means (i) any dividend or other distribution, direct or indirect, on or on account of any shares of any class of stock of the Company now or hereafter outstanding (including dividends payable exclusively in shares of the Company's common or preferred stock); (ii) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of the Company now or hereafter outstanding or of any warrants or rights to purchase any such stock (including, without limitation, the repurchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); (iii) any direct salary, non-salary managerial fees, fee (consulting, management or others), fringe benefit, allowance or other expense directly or indirectly paid or payable by the Borrower or any Subsidiary (as compensation or otherwise) to any shareholder or Affiliate of the Borrower (other than to an employee, to the extent of such employee's normal compensation) and (iv) any payment in respect of Subordinated Debt (including, without limitation, the 10.5% Subordinated Participating Equity Notes due 2004 in the amount of $20,000,000 (the "PENS"), the Rising Interest Subordinated Redeemable Securities due 2006 in the amount of $20,000,000 (the "RISRS") and the 9% Subordinated Partially Convertible Note to Stanwich Financial Services Corp. due 2004 in the amount of $15,000,000 and $5,500,000 of other subordinated debt owed to Stanwich Financial Services Corp. and $1,000,000 of other subordinated debt owed to John G. Poole (collectively, the $20,500,000 of subordinated debt owed to Stanwich Financial Services Corp. and the $1,000,000 owed to Mr. Poole, is referred to herein as the "STANWICH SUBORDINATED DEBT"), the Levine Subordinated Debt and the April Levine Subordinated Debt).

                  Subject to the foregoing, the Company may make scheduled (but NOT accelerated) monthly payments of interest ONLY on the PENS, RISRS, Stanwich Subordinated Debt, Levine Subordinated Debt and April Levine Subordinated Debt and, in the Company may (i) retire up to an aggregate of $1,000,000 in face amount of the RISRS by repurchasing such securities at price(s) not in excess of the face amount of such securities and/or (ii) make the minimum sinking fund payment of the redemption price required for such securities, PROVIDED that in any event the Company's cash outlay for the foregoing (i) and (ii) in the aggregate shall not exceed $800,000. Notwithstanding anything to the contrary in the documents relating to the PENS, RISRS, Stanwich Subordinated Debt, Levine Subordinated Debt or April Levine Subordinated Debt, the Company agrees that, except as expressly set forth above, it will not at any time make any payment of any kind or nature (or set aside any sums therefor), in respect any Subordinated Debt. For the avoidance of doubt, the Company shall not make any voluntary or involuntary principal payments at all under the Subordinated Debt while the Amended Term Loans are outstanding other than as expressly permitted by this paragraph.

                  The provisions of this subsection 6.5 are solely for the purpose of defining the relative rights of the Agent and the Lenders on the one hand, and the holders of Subordinated Debt on the other hand, and none of such provisions shall impair, as between the Company and any holder of the Subordinated Debt, the obligations of the Company, which are unconditional and absolute, to pay to such holder all of the Subordinated Debt in accordance with the terms thereof, subject in each instance to the rights of the Agent and the Lenders under the provisions of this Agreement and under the subordination provisions of such Subordinated Debt."

         4.10 AMENDMENT TO SUBSECTION 6.6. Subsection 6.6 of the Loan Agreement (Capital Expenditures) is hereby amended by deleting it in its entirety and replacing it with the following:

         "6.6 CAPITAL EXPENDITURES. The Company will not make, or permit any Subsidiary to make, Capital Expenditures during the period beginning October 1, 1999 through the Maturity Date in excess of $500,000."

         4.11 AMENDMENT TO SUBSECTION 6.8. Subsection 6.8 of the Loan Agreement (Sale of Assets) is hereby amended by deleting it in its entirety and replacing it with the following paragraph:

         "The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any of its properties or assets, EXCEPT for: (i) BONA FIDE sales of repossessed automobiles; (ii) sales or other dispositions in the ordinary course of business of obsolete or unusable property or assets (it being understood that Automobile Contracts and related receivables are excluded from this clause (ii)) in each instance, with the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld, PROVIDED that notwithstanding any of the foregoing, the GE Sale, the NuVell Sale, the Crescent Sale, the Fairlane Sale and the Pass Through Sale, each in accordance with the terms set out in the forms of agreement provided to the Lenders for each such sale, are permitted sales of assets hereunder; and (iii) any other sale of assets by the Company, consented to in writing by the Lenders. The proceeds of any permitted sale of assets shall be deposited into the Blocked Account unless they are Excluded Items."

         4.12 AMENDMENT TO SUBSECTION 7.2. Subsection 7.2 of the Loan Agreement (Minimum Cash Balance) is hereby amended by deleting the figure "$500,000" appearing therein and replacing it with the figure "$250,000."

         4.13 AMENDMENT TO SUBSECTION 7.3. Subsection 7.3 of the Loan Agreement (Minimum Net Worth) is hereby amended by deleting it in its entirety.

         4.14 AMENDMENT TO SUBSECTION 7.5. Subsection 7.5 of the Loan Agreement (Limitation on Quarterly Losses) is hereby deleted in its entirety.

         4.15 AMENDMENT TO SUBSECTION 7.6. Subsection 7.6 of the Loan Agreement (Minimum Servicing Balance) is hereby amended by deleting it in its entirety.

         4.16 AMENDMENT TO SECTION 9. Section 9 of the Loan Agreement (Definition) is hereby amended by including the following definitions in alphabetical order:

         "ACTUAL MONTH: shall have the meaning set forth in Section 1.8(b) hereof."

         "AMENDED TERM LOAN(S): shall have the meaning set forth in Section 1.2(a) hereof."

         "AMENDED TERM LOAN FACILITY: shall have the meaning set forth in
         Section 1.1 hereof."

         "AMENDED TERM NOTE(S): shall have the meaning set forth in Section 1.3 hereof."

         "AVAILABLE TERM LOAN COMMITMENT: shall have the meaning set forth in
         Section 1.2(a) hereof."

         "CASH FLOW PAYMENT": shall have the meaning set forth in Section 1.8 hereof."
         "CRESCENT SALE: shall have the meaning set forth in Section 7.1(n) hereof."
         "EXCLUDED ITEMS: shall have the meaning set forth in Section 1.2(c)." "GE SALE: shall have the meaning set forth in Section 6.1 hereof." "FAIRLANE: shall have the meaning set forth in Section 6.1(o) hereof." "FAIRLANE SALE: shall have the meaning set forth in Section 6.1(n) hereof."
         "MATURITY DATE: shall have the meaning set forth in subsection 1.5(b) hereof."
         "NET FREE CASH FLOW: shall have the meaning set forth in Section 1.8(b) hereof."
         "NON-OWNED EXCLUDED ITEM shall have the meaning set forth in subsection
         1.2 hereof."
         "NUVELL SALE: shall have the meaning set forth in Section 6.1(n) hereof."
         "PASS THROUGH SALE: shall have the meaning set forth in Section 6.1(o) hereof."
         "PENS: shall have the meaning set forth in Section 6.5 hereof."
         "RISRS: shall have the meaning set forth in Section 6.5 hereof." "STANWICH SUBORDINATED DEBT: shall have the meaning set forth in
         Section 6.5 hereof."


         SS.5. RATIFICATION AND CONFIRMATION OF LOAN AGREEMENT AND SECURITY DOCUMENTS; UPDATED SCHEDULES AND EXHIBITS.

         (a) The Borrower acknowledges and agrees with the Lenders that for all purposes of this Forbearance Agreement, the Loan Agreement, the Notes and the respective Security Documents, as the context permits or requires:

              (i) The terms "Loan Agreement" and "Agreement" shall mean the Loan Agreement, as amended through the date of the Forbearance Agreement, and as the same may be further amended, restated and/or extended from time to time;

              (ii) The term "Notes" shall mean the Amended Term Notes, as amended and extended through the date of the Forbearance Agreement, and as the same may be further amended, restated and/or extended from time to time;

              (iii) The terms "Security Documents" and "Security Document" shall mean the several Security Documents, as amended through the date of this Forbearance Agreement, and as each such Security Document may hereafter be amended, restated and/or extended from time to time;

              (iv) The terms "Secured Obligations" and/or "Obligations" shall include the Amended Term Loans heretofore or hereafter made by the Lenders pursuant to the Loan Agreement, together with interest thereon and all fees and expenses owing under the Agreement, the Amended Term Notes and/or under the Security Documents, together with all other obligations of any nature of the Company to the Lenders; and

              (v) All Indebtedness of the Borrower to the Lenders in respect of the Loan Agreement and the Amended Term Notes, whether now existing or hereafter arising, shall be secured by and entitled to the benefits of each of the Security Documents.

         (b) Except to the extent specifically amended hereby, and, with respect to the Security Documents, as such are simultaneously being amended and confirmed, the Loan Agreement, the Amended Term Notes and each of the Security Documents shall be unaffected hereby and shall continue in full force and effect. As so amended, the Loan Agreement, the Amended Term Notes, each of the Security Documents and the rights of the Agent and the Lenders and the obligations of the Borrower thereunder, are hereby ratified, affirmed and approved in all respects by the Borrower.

         (c) The Loan Agreement is amended by adding to the respective Schedules attached thereto the additional information or modifications set forth on the corresponding Schedules submitted herewith. The Borrower represents and warrants to the Lenders that the information set forth on the respective Schedules attached to the Loan Agreement or hereto, as the case may be, is true and complete in all material respects.

         (d) The Exhibits to the Loan Agreement are hereby amended by inserting a new EXHIBIT B-1 (Form of Amended Term Note), attached hereto.

         SS.6.  FORBEARANCE; ACKNOWLEDGMENT OF EXISTING EVENTS OF DEFAULT.

         (a) Subject to the Borrower's compliance with the terms and conditions of this Forbearance Agreement, and PROVIDED that no Forbearance Event of Default shall have occurred, the Lenders shall forbear from enforcing their rights under the Loan Documents until September 15, 2000. The Borrower acknowledges and agrees that the provisions of this SS.6 relate solely to the Lenders' agreement (subject to the terms and conditions hereof) to forbear from exercising their existing rights and remedies in respect of Existing Events of Defaults under the Loan Documents and are not, and shall in no way be deemed or construed as, a waiver by the Lenders of such Existing Events of Default or any other Event of Default now existing or occurring subsequent to the date hereof.

         (b) The Borrower acknowledges and confirms to the Lenders that the Borrower is in default of its obligations under the Loan Agreement by reason of the occurrence of the Existing Events of Default listed on EXHIBIT A hereto. The Borrower acknowledges and agrees with the Lenders that the Lenders' forbearance agreement hereunder relates solely to the Existing Events of Default and to NO OTHER defaults or Events of Default, now existing or hereafter arising and now known or unknown to the Lenders. The Borrower acknowledges and agrees with the Lenders that by reason of the occurrence of the Existing Events of Default, the Lenders are currently entitled to exercise the full range of their rights and remedies against the Borrower under the Loan Documents, without defense or counterclaim of any kind on the part of the Borrower.

         SS.7. FORBEARANCE FEE. The Borrower shall pay the Agent (for the ratable benefit of the Lenders) a forbearance fee (the "FORBEARANCE FEE") of $300,000 which Forbearance Fee shall be earned in full as of the execution of this Forbearance Agreement. One-half of the Forbearance Fee shall be paid to the Agent on the date the Cash Flow Payment is made for the month of October 1999 and the balance shall be paid to the Agent in three equal monthly installments of $50,000 on the 15th of each month beginning on April 15, 2000. If the Amended Term Loans and all other Obligations have been repaid in full prior to the due date for any deferred portion of the Forbearance Fee, such deferred portion shall be waived by the Lenders.

         SS.8. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lenders to enter into this Agreement, the Borrower represents, covenants and warrants to the Lenders as follows:

         (a) AUTHORITY, ETC. The execution and delivery by the Borrower of this Forbearance Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action and do not and will not (i) violate any provision of any law, rule, regulation, order, judgment, injunction, decree or determination applicable to the Borrower or of the Borrower's charter or (ii) result in a breach of or constitute a default under any agreement, lease or instrument to which the Borrower is a party or by which it may be bound or affected.

         (b) BINDING OBLIGATION. This Agreement, the Amended Term Notes, the Loan Documents and each other agreement executed by the Borrower in connection herewith or therewith constitute legal, valid and binding obligations of the Borrower.

         (c) LOAN DOCUMENTS. Except as indicated in EXHIBIT A hereto, the Borrower is in compliance in all material respects with the covenants contained in the Loan Documents and the representations and warranties in each of the Loan Documents (except those that expressly relate to an earlier date) are true and correct in all material respects on the date hereof. The Borrower's principal place of business is as set forth in subsection 4.3 hereof and, except as disclosed on EXHIBIT C hereto, there are no other locations at which any Collateral is located.

         (d) NO APPROVAL. No authorization, consent, approval, license, exemption or filing or registration with, any court or governmental authorize, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Borrower of this Forbearance Agreement or any documents executed pursuant hereto.

         (e) SECURITY DOCUMENTS. Each Security Document is effective to grant to the Lenders a legal, valid, enforceable and first priority perfected security interest in all right, title and interest of the Borrower in the Collateral described therein; no further action or filing is required in order to perfect the Lenders' security interest.

         (f) OTHER DEBT. (i) The Borrower hereby warrants and represents that the outstanding balance of the following debt (including principal, accrued but unpaid interest and any fees) as of the date hereof is as follows:

                  RISRS                                       $20,000,000
                  PENS                                        $20,000,000
                  Stanwich Subordinated Debt                  $21,500,000
                  Levine Subordinated Debt plus
                    April Levine Subordinated Debt            $30,000,000
                  Other Debt                                  $   -0-
                    (other than debt arising in
                    the ordinary course of the
                    Borrower's business)
                  Accrued interest on the above-
                    described debt                            $   427,000

(ii) The Borrower hereby warrants and represents to the Lenders that the Borrower is not in default of any of the debt referred to in paragraph (i) above.

         (g) PRELIMINARY STATEMENT. The statements contained in the Preliminary Statement of this Forbearance Agreement are true and correct.

         SS.9. COVENANTS. Until such time as the Borrower shall have paid its Obligations to the Lenders in full, the Borrower covenants and agrees with the Lenders that the Borrower shall comply with all of the terms and conditions contained in the Loan Documents, as amended hereby, including but not limited to the following covenants:

         (a) RESTRICTED PAYMENTS. The Borrower shall not make any Restricted Payment other than (i) payments of scheduled interest ONLY on the PENS, RISRS, Stanwich Subordinated Debt, Levine Subordinated Debt and the April Levine Subordinated Debt; and (ii) payments with respect to the repurchase or redemption of the RISRS, subject to the limitations set forth in subsection 6.5, as amended hereby, PROVIDED that none of the foregoing payments shall be permitted after the occurrence of a Forbearance Event of Default;

         (b) MONTHLY REPORTS. The Borrower shall provide the Agent, within twenty (20) days of each month-end, with (i) unaudited consolidated balance sheets of the Borrower and its Subsidiaries and related unaudited consolidated and consolidating statements of income and surplus and cash flows, (ii) a Compliance Certificate and (iii) an accounts payable report for the Borrower and its Subsidiaries;

         (c) WEEKLY REPORTS. The Borrower shall provide the Agent on each Wednesday, with a report of the Borrower's cash disbursements and cash receipts versus projections along with a forecast of the Borrower's next twelve weeks of cash disbursements;

         (d) NOTIFICATION OF ACCOUNT DEBTORS. Within twenty (20) days of the date hereof the Borrower shall notify each of its account debtors (other than account debtor in so far as they relate to Excluded Items) to remit all future payment of invoices directly to the Blocked Account;

         (e) OTHER LIENS. The Borrower shall not create or suffer to exist any new lien, security interest, or other charge or encumbrance, or any type of preferential arrangement, or grant a negative pledge to any other party, upon or with respect to any of its real or personal property or stock, whether now owned or hereafter acquired, PROVIDED that the Borrower shall be permitted to grant purchase money mortgages, liens and other security interests, including Capital Leases, created in respect of property acquired by the Company after the date hereof or existing in respect of property so acquired prior to the date hereof, PROVIDED that (i) each such lien shall at all times be confined solely to the item of property so acquired, and (ii) the aggregate principal amount of indebtedness secured by all such liens incurred after the date hereof shall at no time exceed $500,000;

         (f) EXAMINATION OF BORROWER'S BOOKS. The Borrower shall permit the Lenders to examine the Borrower's books on demand, at the Lenders' discretion. Any such examination shall be at the Borrower's expense;

         (g) FINANCIAL CRISIS MANAGEMENT. In the event of a Forbearance Event of Default, the Borrower hereby agrees to employ a financial crisis manager chosen by the Borrower, subject to the Lenders' approval, which approval shall not be unreasonably withheld;

         (h) FSA AGREEMENT. The Borrower shall notify the Agent in writing immediately upon the occurrence of a default or Insurance Trigger (as defined therein) under the FSA Agreement, as amended;

         (i) REPURCHASE OBLIGATIONS. The Borrower shall notify the Agent in writing if it incurs any liquidated repurchase obligations under the GE Sale, Nuvell Sale, Crescent Sale, Fairlane Sale or Pass Through Sale;

         (j) INDEBTEDNESS. The Borrower shall notify the Agent, in writing, of the terms of any new Indebtedness to be incurred by the Borrower five days prior to the Borrower's incurrence of such Indebtedness; and

         (k) FORBEARANCE FEE. The Borrower shall pay the Forbearance Fee on the schedule set forth in SS.7.

         SS.10. CONDITIONS PRECEDENT. The obligations of the Lenders hereunder are subject to the satisfaction (or written waiver) on or prior to execution hereof by the Lenders, of the following conditions precedent, time being of the essence hereof:

         (a) The Borrower shall be in compliance with all the terms, covenants and provisions contained herein, and all representations and warranties contained herein shall be true in all material respects, and the Lenders shall have received a certificate signed by an officer of the Borrower to the foregoing effect;

         (b) All corporate and legal proceedings and all instruments in connection herewith and therewith shall be satisfactory in form and substance to the Lenders and their counsel and the Lenders shall have received all information and all documents and certificates (corporate and other) which the Lenders may reasonably have requested in connection herewith, such documents properly certified by proper corporate or governmental authorities;

         (c) The Borrower shall deliver to the Agent a duly executed Landlord Waiver relating to its principal place of business in a form acceptable to the Lenders;

         (d) The Borrower shall have entered into an amendment with its agreement with Financial Security Assurance ("FSA") (the "FSA AGREEMENT"), satisfactory in form to the Lenders, whereby FSA agrees to cap the amount of cash retained in each of the Spread Accounts at no more than twenty-one percent (21%);

         (e) The Borrower shall have executed and delivered to the Lenders Amended Term Notes in the form attached hereto as EXHIBIT B-1;

         (f) The Borrower shall have delivered to the Lenders written acknowledgment of the terms of this Forbearance Agreement by the holders of (i) the Stanwich Subordinated Debt and (ii) the Levine Subordinated Debt and the April Subordinated Debt;

         (g) The Borrower shall have delivered to the Lenders an executed copy of unanimous written consent of the Borrower's Board of Directors authorizing the Borrower's execution of (A) the Forbearance Agreement, including but not limited to the consent to the appointment of a receiver included in SS.15 hereof and (B) the Amended Term Notes in the aggregate principal amount of $29,562,500;

         (h) The Borrower shall have delivered to the Agent an executed Excess Cash Flow Certificate for the month of October 1999, PROVIDED that for purposes of the Borrower's Excess Cash Flow calculation for the month of October, 1999 the $1,500,000 of additional Stanwich Subordinated Debt received by the Borrower in October 1999 shall not be included in the Borrower's cash receipts;

         (i) No event or circumstance shall have occurred which could have a Material Adverse Effect; and

         (j) The Lenders shall have received all such other agreements, information and certificates as the Lenders shall have reasonably requested, including but not limited to, the side letter executed by the Company in favor of the Lenders.

         SS.11. CASH COLLATERAL ACCOUNT. In the event the aggregate balance of the Amended Term Loans together with all unpaid interest, fees and unreimbursed expenses owed by the Borrower to the Lenders is less than the balance of funds in the Cash Collateral Account, the Agent is hereby authorized to liquidate the Cash Collateral Account and use the proceeds thereof to repay the Obligations. The foregoing right shall not affect, limit or impair in any manner the other rights and remedies of the Agent or the Lenders set forth in this Forbearance Agreement.

         SS.12. FURTHER ASSURANCES, ETC. The Borrower agrees to take any action and to execute and deliver any additional documents which the Lenders may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lenders by the Loan Documents or this Forbearance Agreement.

         SS.13. FORBEARANCE EVENTS OF DEFAULT. Each of the following events (each a "FORBEARANCE EVENT OF DEFAULT" and collectively the "FORBEARANCE EVENTS OF DEFAULT") shall constitute an Event of Default under this Agreement and each of the Loan Documents (whether or not such is an event of default therein):

         (a) PAYMENT. The Borrower fails to make any payment required to be made to the Lenders or the Agent under this Forbearance Agreement or the Loan Agreement including but not limited to the Cash Flow Payments required by subsection 1.8(b)(ii) of the Loan Agreement; or

         (b) REPRESENTATIONS. Any representation or warranty made by, or on behalf of, the Borrower in this Forbearance Agreement or in any certificate or other document delivered in connection herewith shall prove to have been untrue or incorrect in any material respect; or

         (c) COVENANTS. The Borrower shall fail to fully perform or comply with any term, covenant or provisions of this Forbearance Agreement (including without limitation those under SS.7 or SS.9 hereof); or

         (d) BANKRUPTCY, ETC. The Borrower shall become insolvent or fail to pay its debts as they mature, or the Borrower shall be adjudicated as bankrupt or insolvent, or any case or proceeding shall be commenced by or against the Borrower in bankruptcy or liquidation or for its reorganization or readjustment of the indebtedness of the Borrower under any applicable bankruptcy or insolvency laws, or any receiver, administrator, liquidator or trustee or similar official shall be appointed for the Borrower or any of its property, or the Borrower shall make an assignment for the benefit of creditors, or any similar event shall take place with respect to the Borrower or the Borrower shall sell all or a substantial part of its assets, whether in a single transaction or a series of transactions; or

         (e) MATERIAL ADVERSE EFFECT. There shall have occurred any event, circumstance or condition that the Lenders, in their sole discretion, believe could have a Material Adverse Effect; or

         (f) DEFAULT UNDER FSA AGREEMENT. There shall have occurred a default or Insurance Agreement Event of Default under the FSA Agreement (as defined therein); or

         (g) LOAN DOCUMENTS. There shall have occurred any Event of Default under or as defined in any of the Loan Documents (OTHER THAN the Existing Events of Default in the amounts listed on EXHIBIT A), subject to any notice and cure periods set forth in such Loan Documents; or

         (h) SUBORDINATED DEBT. (i) The Borrower shall make any Restricted Payment not expressly authorized in this Forbearance Agreement, including without limitation, any principal payment in respect of Subordinated Debt other than the payments with respect to the repurchase or redemption of the RISRS, subject to the limitations set forth in subsection 6.5, as amended hereby; and
(ii) the Borrower shall default under any of the Subordinated Debt; or

         (i) EXCESS CASH FLOW CERTIFICATE. The Borrower fails to (A) deliver an executed Excess Cash Flow Certificate on the 15th day of each month or (B) make any required Cash Flow Payment.

         SS.14. REMEDIES. Immediately, on and after the occurrence of any Forbearance Event of Default and in each case without any demand, presentment, notice and/or other action of any nature by the Lenders (all of which are hereby expressly waived by the Borrower), (a) all Obligations shall be immediately due and payable and the Lenders shall be immediately and permanently relieved of their forbearance obligations set forth herein; (b) all funds in the Cash Collateral Account shall be applied against the outstanding balance of the Obligations; (c) the Lenders may proceed to enforce their rights under and in respect of this Forbearance Agreement and the Loan Documents including but not limited to the rights set forth in SS.15 hereof; and (d) the Lenders shall be free to avail themselves of all other rights and remedies available under applicable law. The failure of the Lenders to insist upon the strict performance of any term, condition or other provision hereof or to exercise any right or remedy hereunder shall not constitute a waiver by the Lenders of any such term, condition or other provision or Event of Default (including but not limited to the Existing Events of Default) or Forbearance Event of Default in connection therewith; and any waiver of any such term, condition or other provision of any such Event of Default or Forbearance Event of Default shall not affect or alter this Agreement or the other Loan Documents, and each and every term, condition and other provision of this Forbearance Agreement and the other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Event of Default or Forbearance Event of Default in connection therewith.

         SS.15. CONSENT TO APPOINTMENT OF RECEIVER. WITHOUT DEROGATING FROM ANY RIGHT, REMEDY OR OTHER PROVISION CONTAINED IN THE LOAN AGREEMENT, THE FORBEARANCE AGREEMENT OR ANY OTHER SECURITY DOCUMENT, UPON TEN DAYS' NOTICE AFTER THE OCCURRENCE OF A FORBEARANCE EVENT OF DEFAULT, THE LENDERS SHALL HAVE THE RIGHT TO APPLY FOR AND HAVE A RECEIVER APPOINTED BY A COURT OF COMPETENT JURISDICTION IN ANY ACTION TAKEN BY THE LENDERS TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER IN ORDER TO MANAGE, PROTECT AND PRESERVE THE COLLATERAL AND CONTINUE THE OPERATION OF THE BUSINESSES OF THE BORROWER, OR TO SELL OR DISPOSE OF THE COLLATERAL, AND TO COLLECT ALL REVENUES AND PROFITS THEREOF AND APPLY THE SAME TO THE PAYMENT OF ALL EXPENSES AND OTHER CHARGES OF SUCH RECEIVERSHIP, INCLUDING THE COMPENSATION OF THE RECEIVER, SAID EXPENSES TO CONSTITUTE PART OF THE SECURED OBLIGATIONS, AND TO THE PAYMENT OF THE SECURED OBLIGATIONS AS AFORESAID. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF RECEIVER AS PROVIDED ABOVE. THE BORROWER (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE LOAN DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO FORBEAR HEREUNDER; AND (III) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.

         SS.16. WAIVERS BY BORROWER; BANKRUPTCY MATTERS.

         (a) WAIVER OF JURY TRIAL, ETC. THE BORROWER HEREBY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIMS ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law which cannot be waived, the Borrower hereby waives any right that it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         (b) BANKRUPTCY MATTERS; HEARING. IN THE CASE OF ANY FORBEARANCE EVENT OF DEFAULT ARISING BY VIRTUE OF ANY BANKRUPTCY PROCEEDING INVOLVING THE BORROWER, THE BORROWER COVENANTS AND AGREES THAT, UPON THE OCCURRENCE OF SUCH FORBEARANCE EVENT OF DEFAULT, ANY OBLIGATION OF THE LENDERS TO CONTINUE TO FORBEAR SHALL TERMINATE AS PROVIDED HEREIN, AND THE LENDERS SHALL BE ENTITLED TO AN EMERGENCY HEARING (ON TWO (2) BUSINESS DAYS' NOTICE) ON ANY MOTION WHICH THEY MAY FILE SEEKING A GENERAL LIFTING OF THE STAY TO ENFORCE THEIR RIGHTS AND TO FORECLOSE ON ALL OF THEIR SECURITY INTERESTS. NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE BORROWER OF ANY DEFENSE TO THAT MOTION WHICH IT IS ENTITLED TO ASSERT IN ANY BANKRUPTCY PROCEEDING.

         (c) ACKNOWLEDGMENTS. The Borrower hereby (i) certifies that no representative, agent or attorney of the Lenders has represented, expressly or otherwise, that the Lenders would not, in the event of litigation, seek to enforce the foregoing waivers (or any other waivers or other provisions contained in this Agreement or in any of the Loan Documents) and (ii) acknowledges that the Lenders have been induced to enter into this Forbearance Agreement by, among other things, the waivers, agreements and certifications set forth herein.

         SS.17. FEES, ETC. The Borrower agrees to pay all reasonable expenses, fees and disbursements of counsel for the Lenders which the Lenders have incurred or may hereafter incur in connection with the Borrower's defaults under the Loan Agreement, the preparation of this Agreement, the Loan Documents and all other documents related hereto and thereto (including any amendment, consent or waiver hereunder or thereunder) and the transactions contemplated hereby or thereby or the enforcement of the rights of the Lenders hereunder or under the Loan Documents in the event of a default hereunder or thereunder or any "workout" of their obligations to the Lenders. All such expenses, fees and disbursements shall constitute "Obligations" and shall be secured by the Collateral. The Borrower shall pay all then current expenses, fees and disbursements of the Lender's counsel upon the execution of this Forbearance Agreement.

         SS.18. SETOFFS, ETC. Without limiting, affecting or impairing in any manner the Lenders' and the Agent's rights and remedies set forth herein in any way, if any Forbearance Event of Default occurs, any Indebtedness from the Lenders' to the Borrower, including but not limited to amounts on deposit in the Cash Collateral Account, may, without regard to the value or adequacy of the Collateral, be offset and applied toward the payment of any Indebtedness from the Borrower to the Lenders, whether or not such Indebtedness, or any part thereof, shall then be due.

         SS.19. NOTICES. All notices, consents, requests, approvals, instructions and other communications provided for herein and/or the Loan Documents shall be in writing and validly given or made when delivered personally, or mailed by registered or certified mail, or sent by overnight courier, or by facsimile transmission (when confirmation of receipt thereof is received) to the party entitled or required to receive the same at the addresses set forth in the Loan Agreement (PROVIDED THAT any notice to the Agent shall be delivered to the attention of John Vaughn AND William R. Dewey, IV at the address for the Agent set forth on the signature page), or at such other address as any party hereto may subsequently furnish in writing to the other party.

         SS.20. NO WAIVERS, ETC. Except to the extent the Lenders have agreed to forbear pursuant to this Forbearance Agreement, the Lenders may enforce their rights to the fullest extent permitted under this Agreement, the other Loan Documents and/or applicable law. Neither this Forbearance Agreement nor the compliance of the Lenders herewith shall be deemed or construed to be a waiver of any right or remedy to which the Lenders may now or hereafter be entitled against the Borrower, except to the extent herein otherwise explicitly provided. Except to the extent herein otherwise explicitly provided, the provisions of the Loan Documents and all related agreements shall continue in full force and effect. The failure of the Lenders to insist upon the strict performance of any term, condition or other provision hereof or to exercise any right or remedy hereunder shall not constitute a waiver by the Lenders of any such term, condition or other provision or Event of Default (including but not limited to the Existing Events of Default) or Forbearance Event of Default in connection therewith; and any waiver of any such term, condition or other provision of any such Event of Default or Forbearance Event of Default shall not affect or alter this Agreement or the other Loan Documents, and each and every term, condition and other provision of this Agreement and the other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Event of Default or Forbearance Event of Default in connection therewith.

         SS.21. MISCELLANEOUS. (a) COUNTERPARTS, SUCCESSORS, GOVERNING LAW, ETC. This Forbearance Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one and the same agreement. One or more counterparts may be delivered via telecopier; any such telecopied counterpart shall have the same force and effect as an original counterpart hereof. The Forbearance Agreement shall be binding and inure to the benefit of each of the parties hereto, and their respective successors, heirs, legal representatives and assigns, PROVIDED THAT the Borrower may not assign its rights and obligations without the Lenders' prior written consent. This Forbearance Agreement is solely for the purpose, and shall have the sole effect, of defining the relative rights and obligations of the parties hereto and may not be relied upon or enforced by any person not a party hereto; no Person shall have third-party beneficiary rights hereunder.

         This Forbearance Agreement shall be construed in accordance with and governed by the internal laws of Massachusetts (without giving effect to conflicts of laws principles) and is being executed as a sealed instrument under Massachusetts law. In addition to the extent that it may lawfully do so, the Borrower hereby consents to service of process, and to be sued, in Massachusetts and consents to the jurisdiction of the courts of Massachusetts and the U.S. District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or under the Loan Documents or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Borrower further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided on the signature page or as otherwise provided under the laws of Massachusetts or the jurisdiction in which suit is brought.

         (b) AMENDMENTS AND WAIVERS. Any term of this Forbearance Agreement or of the Loan Documents may be amended and the observance of any term of this Forbearance Agreement may be waived only with the written consent of each party hereto.

         (c) CONSTRUCTION. The parties acknowledge and agree that this Forbearance Agreement shall not be construed in favor of one party more than the other(s) based upon which party drafted (or caused to be drafted) the same. Headings contained herein are included for convenience of reference only and shall not constitute a part or to affect the meaning or interpretation of this Forbearance Agreement. This Forbearance Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes all other negotiations, understandings and representations made by and among such parties. No course of dealing, course of performance, trade usage or parole evidence of any nature shall be used to supplement or modify any terms of this Forbearance Agreement.

         (d) SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein and/or in certificates delivered pursuant hereto by the Borrower shall survive the execution and delivery hereof, and shall continue in full force and effect with respect to the date as of which made so long as any Obligation is outstanding.

         (e) STATUTE OF LIMITATIONS; TIME OF ESSENCE. Any statute of limitations applicable to any remedy of the Lenders under the Loan Documents or any applicable law shall be suspended and tolled until such time as the Lenders' forbearance obligation terminates. Time shall be of the essence with respect to each and every undertaking and obligation of the Borrower set forth herein.

         (f) SPECIFIC PERFORMANCE, ETC. The Borrower stipulates that the Lenders' remedies at law, in the event of any default or threatened default by the Borrower in the performance of or compliance with any of the terms and provisions of this Forbearance Agreement on its part to be observed or performed, are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or therein or by an injunction against a violation of any of the terms or provisions hereof, thereof or otherwise.

         (g) SEVERABILITY. The unenforceability of any provision of this Forbearance Agreement shall not affect the validity, binding effect and enforceability of any other provision or provisions of this Forbearance Agreement; PROVIDED, HOWEVER, that if any provision of this Forbearance Agreement is declared unenforceable against the Borrower for any reason by any court or governmental body having jurisdiction, all agreements, consents and waivers of the Lenders set forth herein shall, at the option of the Lenders, be deemed null and void AB INITIO, and the Lenders shall, at their election, be restored to the position they would have occupied, with all rights available to them as though such agreements, consents and waivers had never been made.

         (h) INDEMNIFICATION. In addition to any indemnification obligations contained in any of the Loan Documents, the Borrower agrees to indemnify the Lenders and hold the Lenders and each of the Released Parties harmless from and against any and all claims, damages, losses, liabilities, judgments and expenses (including without limitation all reasonable counsel fees and expenses and litigation expenses) which the Lenders may incur or which may be asserted against it in connection with or arising out of any investigation, litigation or proceeding which arises out of the transactions contemplated hereby or by the Loan Documents (or any action or inaction by the Lenders hereunder or thereunder) or which otherwise involves the Borrower or any shareholder or any affiliate of the Borrower, whether or not the Lenders are party thereto, other than claims, damages, losses, liabilities or judgments with respect to any matter as to which the Lenders shall have been finally adjudicated (a) not to have acted in good faith or (b) to have acted in a grossly negligent manner. The provisions of this paragraph shall survive payment of all Obligations to the Lenders. Promptly upon receipt by any party hereunder of notice of the commencement against such party of any action, such indemnified party shall, if a claim in respect thereof is to be made against the Borrower hereunder, notify the Borrower in writing of the commencement thereof, PROVIDED THAT the failure to provide such notice shall not limit any party's right to indemnification unless and to the extent such failure shall have adversely affected the Borrower.

         (i) ARMS'-LENGTH TRANSACTION. The Borrower recognizes, stipulates and agrees that Lenders' actions and relationships with the parties hereto including, but not limited to, those relationships created or referenced by or in this Forbearance Agreement, have been and constitute arms-length commercial transactions, that such actions and relationships shall at all times in the future continue to constitute arms'-length commercial transactions and that the Lenders shall not at any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the agent, employee or fiduciary of the Borrower.

         (j) NEGOTIATIONS/COUNSEL. The Borrower stipulates and agrees that this Forbearance Agreement is the product of and results from lengthy arms-length negotiations among the parties and that neither the Lenders nor any other party have exerted or attempted to exert improper or unlawful pressure or has in any way attempted to induce, through threats or otherwise, the execution or delivery of this Forbearance Agreement. Without in any way limiting the foregoing, each of the parties hereto stipulates and agrees that at all times during the course of the negotiations surrounding the execution and delivery of this Forbearance Agreement, they have, to the extent deemed necessary or advisable in their sole discretion, been advised and assisted by competent counsel of their own choosing, that such counsel has been present and participated in the negotiations surrounding this Agreement and that they have been fully advised by such counsel of the effect of each term, condition, provision and stipulation contained herein.

         (k) PARTIAL INVALIDITY. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Forbearance Agreement shall not affect the validity or enforceability of the remaining portions of it.

         (l) ENTIRE AGREEMENT. This Forbearance Agreement, the Amended Term Notes, the other Loan Documents, the other Security Documents and the other documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

         This Forbearance Agreement is a "LOAN DOCUMENT" as such term is defined in the Loan Agreement.


         EXECUTED as a sealed instrument as of the date first above written.

CONSUMER PORTFOLIO SERVICES, INC.


By:_______________________________
              (Title)
Address:___________________

        ___________________

        ___________________

STATE STREET BANK AND TRUST COMPANY, INDIVIDUALLY AND AS AGENT

By: ________________________________________
                  (Title)
Address:  225 Franklin Street
          Boston, MA 02110-2804


THE STRUCTURED FINANCE HIGH YIELD FUND, LLC

By: ________________________________________
                  (Title)


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: ________________________________________
                  (Title)

ACKNOWLEDGED
------------

STANWICH FINANCIAL SERVICES CORP.


By: ________________________________________
    (Title)

LEVINE LEICHTMAN CAPITAL PARTNERS
II, L.P.


By: ________________________________________
    (Title)